Exhibit 10.2

PERSONAL GUARANTEE

This PERSONAL GUARANTEE (the “Guarantee”) is entered into on April 12, 2024, by GONG Cuizhang (the “Guarantor”), to and for the benefit of JINZHENG INVESTMENT CO PTE. LTD., a Singapore company (the “Seller”), and YITONG ASIA INVESTMENT PTE. LTD., a company incorporated in Singapore, the (“Purchaser”). Capitalized terms used but not defined herein, shall have the meaning given such terms in the Agreement (defined below).

RECITALS

WHEREAS, the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, the Shares of Golden Heaven Group Holdings Ltd., subject to the terms and conditions set forth in that certain Share Purchase Agreement dated as of April 12, 2024, by and between the Seller and the Purchaser (the “Agreement”);

WHEREAS, the Seller is willing to sell the Shares to the Purchaser provided that it receives a guarantee of the undersigned Guarantor covering the Payment Obligations (defined below) of the Purchaser to the Seller; and

NOW THEREFORE, in consideration of the premises and of other good and valuable consideration, and in order to induce the Seller to sell the Shares, the receipt and sufficiency of which consideration is hereby acknowledged, the Guarantor hereby agrees as follows:

1. Guarantee.

(a) The Guarantor hereby unconditionally and irrevocably guarantees to the Seller, as primary obligor, and not merely as a surety, all payments of all obligations of the Purchaser to the Seller under the terms of the Agreement, whether matured or unmatured and whether absolute or contingent (all of which are herein, collectively, referred to as the “Payment Obligations”).

(b) The Guarantor unconditionally and irrevocably guarantees to the Seller that if the Purchaser fails to perform any of the Payment Obligations, when due, the Guarantor shall, upon written demand by the Seller, immediately perform, or cause to be performed, all such Payment Obligations.

(c) All payments made by the Guarantor, pursuant to the obligations incurred by the Guarantor hereunder, shall be made to the Seller in United States dollars and shall be paid within five (5) Business Days after receipt by the Guarantor from the Seller of written demand for such payment.

(d) The Guarantor hereby agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees, actually incurred by the Seller in enforcing this Guarantee, whether by suit or otherwise.

(e) The Guarantor hereby agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection.

2. Representations and Warranties. The Guarantor represents and warrants to the Seller and the Purchaser that this Guarantee constitutes the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms and conditions of this Guarantee.

3. Obligations Unconditional. To the extent permitted by law, the Guarantor waives all defenses, counterclaims or offsets that are legally available to the Guarantor with respect to the Payment Obligations of the Purchaser. The Guarantor guarantees that the Purchaser will promptly pay the full amount of principal and interest of the Agreement as and when the same will, in any manner, be or become due, either according to the terms and conditions provided by the Agreement.

4. Independent Obligations. The obligations of Guarantor hereunder are the direct and primary obligations of the Guarantor and are independent of the obligations of the Purchaser and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against the Guarantor whether or not the Purchaser is joined therein or a separate action is brought against the Purchaser. All remedies hereunder and under the Agreement are cumulative and are not exclusive of any other remedies provided by law. Neither the Seller nor any affiliate thereof shall be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

5. Waiver. The Guarantor unconditionally and irrevocably waives:

(a) Presentment to, demand of performance or cure from and protest to the Purchaser of any of the Payment Obligations, and also waives notice of acceptance of its guarantee, demand, protest, presentment, and any requirement of diligence, and notice of any liability to which it may apply, and waives notice of nonperformance of any such liability, suit or the taking of other action by the Purchaser, and any other notice to any party liable thereon, regardless of whether such notices are required by statute, rule of law, or otherwise, now or hereafter in effect;

(b) any defense based upon an election of remedies by the Seller, unless the same would excuse performance by the Purchaser, under the Agreement;

(c) any duty of the Seller to advise the Guarantor of any information known to the Seller regarding the Purchaser or its ability to perform under the Agreement, except for notices specifically provided for herein; and

(d) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against the Guarantor.

6. Third Parties. This Guarantee shall not confer any rights or remedies upon any person other than the parties hereto and their successors and assigns.

7. Successors and Assigns. This Guarantee shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns, and shall remain in full force and effect and shall be irrevocable without regard to the genuineness, validity, legality or enforceability of the Agreement. This Guarantee may not be assigned by the Guarantor without the prior written consent of the Seller in its sole and absolute discretion. Upon such assignment or delegation and assumption of obligations, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such assignment or delegation and assumption.

8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, by international courier or by e-mail (with confirmation of receipt) to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to Guarantor, to:	GONG Cuizhang DIRECTOR and SOLE SHAREHOLDER of YITONG ASIA INVESTMENT PTE. LTD.

If to Purchaser, to:	YITONG ASIA INVESTMENT PTE. LTD. 413 YISHUN RING ROAD #03-1889 SINGAPORE (760413) Attention: GONG Cuizhang Email: *

If to the Seller, to:	JINZHENG INVESTMENT CO PTE. LTD. 34 Toh Guan Road East, #01-15, Enterprise Hub Singapore 608579 Attention: Ms. Qiong Jin Email: *

With a copy to (which shall not constitute notice):	Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Attention: Ms. Ying Li Email: yli@htflawyers.com

9. Governing Law. This Guarantee shall be governed by, and construed and enforced in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10. Dispute Resolution.

(a) Subject to Section 10(b), any disputes, actions and proceedings against any party, or arising out of or in any way relating to this Guarantee, shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 10. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the Tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The Tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(b) Notwithstanding the foregoing, the parties hereby consent to and agree that, in addition to any recourse to arbitration as set out in this Section 10, any party may, to the extent permitted under the laws of the jurisdiction where application is made, seek an interim injunction from a court or other authority with competent jurisdiction and, notwithstanding that this Guarantee is governed by the laws of the State of New York, a court or authority hearing an application for injunctive relief may apply the procedural law of the jurisdiction where the court or other authority is located in determining whether to grant the interim injunction. For the avoidance of doubt, this Section 10(b) is only applicable to the seeking of interim injunctions and does not restrict the application of Section 10(a) in any way.

(c) Each party acknowledges and agrees that the other parties would be irreparably injured by a breach of this Guarantee by it and that money damages alone are an inadequate remedy for actual or threatened breach of this Guarantee. Accordingly, each party shall be entitled to bring an action for specific performance and/or injunctive or other equitable relief (without posting a bond or other security) to enforce or prevent any violations of any provision of this Guarantee, in addition to all other rights and remedies available at law or in equity to such party, including the right to claim money damages for breach of any provision of this Guarantee.

11. Entire Agreement and Amendments. This Guarantee embodies the entire agreement by and among the Guarantor, the Purchaser and the Seller.  There are no promises, terms, conditions or obligations other than those contained herein, and this Guarantee shall supersede all previous communications, representations or agreements, either verbal or written, between the Guarantor, the Purchaser and the Seller. No amendment of any provision of this Guarantee shall be valid unless the amendment shall be in writing and signed by the Guarantor, the Purchaser and the Seller.

12. No Waiver. No delay on the part of the Seller in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the undersigned shall be deemed to be a waiver of the obligations of the undersigned or of the right of the Seller to take further action without notice or demand as provided herein.

13. Severability. Any term or provision of this Guarantee that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

14. Counterparts. This Guarantee may be executed and delivered (including via facsimile) in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signatures on the following page]

IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered as of the date first above written.

GUARANTOR:

/s/ GONG Cuizhang
GONG Cuizhang, an Individual

AGREED TO AND ACCEPTED BY:

SELLER:

JINZHENG INVESTMENT CO PTE. LTD.

By:	/s/ Qiong Jin
Name: Qiong Jin
Title: DIRECTOR and SOLE SHAREHOLDER

PURCHASER:

YITONG ASIA INVESTMENT PTE. LTD.

By:	/s/ GONG Cuizhang
Name: GONG Cuizhang
Title: DIRECTOR and SOLE SHAREHOLDER

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